Exhibit 99.2
BOSTON PROPERTIES ANNOUNCES 4TH QUARTER AND FULL YEAR 2021 RESULTS; REPORTS Q4 EPS OF $1.18 AND FFO PER SHARE OF $1.55

Exceeds Full-Year 2021 Guidance for EPS and FFO; Executes 1.8 Million Square Feet of Leases in Q4, and a Total of 5.1 Million Square Feet in 2021

BOSTON, MA, January 25, 2022 - Boston Properties, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of Class A office properties in the United States, reported results today for the fourth quarter and full year ended December 31, 2021.
Financial highlights for the fourth quarter include:
•Revenue grew approximately 10% to $731.1 million for the quarter ended December 31, 2021 as compared to $665.1 million for the quarter ended December 31, 2020.
•Net income attributable to common shareholders of $184.5 million, or $1.18 per diluted share (EPS), compared to $7.3 million, or $0.05 per diluted share, for the quarter ended December 31, 2020.
•Funds from Operations (FFO) of $243.0 million, or $1.55 per diluted share, compared to FFO of $213.1 million, or $1.37 per diluted share, for the quarter ended December 31, 2020.
•The Company exceeded the mid-point of its EPS and FFO guidance for the fourth quarter of 2021 by $0.05 per diluted share, primarily due to improvement in portfolio performance.
The Company provided guidance for the first quarter of 2022 for EPS of $0.67 - $0.69 and FFO of $1.72 - $1.74 per diluted share and full-year 2022 EPS of $3.00 - $3.15 and FFO of $7.30 - $7.45 per diluted share. See “EPS and FFO per Share Guidance” below.
Fourth quarter and recent business highlights include:
•Executed approximately 1.8 million square feet of leases having a weighted-average lease term of 8.6 years.
•Delivered four development projects:
◦Completed and fully placed in-service 100 Causeway Street in Boston, Massachusetts, an approximately 634,000 net rentable square foot Class A office building in which the Company has a 50% ownership interest. Including leases that have not yet commenced, this project is 95% leased.
◦Completed and fully placed in-service 7750 Wisconsin Avenue in Bethesda, Maryland, an approximately 733,000 net rentable square foot Class A office building in which the Company has a 50% ownership interest. This project is 100% leased.
◦Completed and fully placed in-service 200 West Street in Waltham, Massachusetts, an approximately 138,000 net rentable square foot redevelopment to convert a portion of

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the building to laboratory space. Including leases that have not yet commenced, this project is 100% leased.
◦Partially placed in-service Reston Next in Reston, Virginia, a Class A office project with approximately 1.1 million net rentable square feet. Including leases that have not yet commenced, this project is 85% leased.
•Commenced three development projects:
◦Commenced the development of 103 CityPoint in Waltham, Massachusetts. When completed, the project will consist of approximately 113,000 net rentable square feet of life sciences space.
◦Acquired and subsequently commenced the redevelopment of 360 Park Avenue South, in New York City, an approximately 450,000 net rentable square foot office building in which the Company has a 42% interest through a joint venture formed under its Strategic Capital Program (“SCP”). The property is financed with a $220 million, three-year mortgage loan (with two, one-year extension options), which bears interest at a variable rate equal to the Adjusted Term SOFR plus 2.40%.
◦In January 2022, commenced the redevelopment of 651 Gateway in South San Francisco. 651 Gateway is an approximately 300,000 net rentable square foot office building that will be converted to life sciences space. This property is owned by a joint venture in which the Company has a 50% interest.
•Completed the sale of 181,191 and 201 Spring Street, in Lexington, Massachusetts on October 25, 2021 for an aggregate gross sale price of $191.5 million and net cash proceeds of approximately $179.9 million. The Company recognized a gain on sale of approximately $115.6 million. 181,191 and 201 Spring Street is a three-building, 333,000 aggregate square-foot complex that is 100% leased.
•On October 15, 2021, redeemed $1.0 billion of 3.85% unsecured senior notes that were scheduled to mature in February 2023. The Company recognized a loss from early extinguishment of debt of approximately $0.25 per diluted share, which related primarily to the redemption premium.
•On December 10, 2021, the consolidated entity in which the Company has a 55% interest refinanced the mortgage loan collateralized by its 601 Lexington Avenue property located in New York City. The mortgage loan, totaling $1.0 billion, requires interest-only payments at a fixed interest rate of 2.79% per annum until maturity on January 9, 2032. The previous mortgage loan had an outstanding balance of approximately $616.1 million, bore interest at a fixed rate of 4.75% per annum and was scheduled to mature on April 10, 2022.
•Earned national recognition as an industry leader and furthered BXP’s commitments to ESG and sustainability performance:
◦Named to Newsweek’s America’s Most Responsible Companies 2022 list. Boston Properties, Inc. ranked #1 in its industry and increased its overall rank to #31 out of the 500 companies included on this year’s list.
◦Named to the inaugural Forbes Green Growth 50 list. Boston Properties, Inc. ranked #4 among the top 50 companies that are reducing greenhouse gas emissions while growing profits.

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◦Committed to reposition 140 Kendrick Street in Needham, Massachusetts, as Net Zero, Carbon Neutral, which is further defined by the LEED Zero Carbon Certification, in partnership with our tenant Wellington Management.
Financial results for the year ended December 31, 2021 include:
•Net income attributable to common shareholders of $496.2 million, or $3.17 per diluted share (EPS), compared to $862.2 million, or $5.54 per diluted share, for the year ended December 31, 2020 due primarily to $495.3 million of higher gains on asset sales in 2020.
•Funds from Operations (FFO) of $1.0 billion, or $6.56 per diluted share, compared to FFO of $978.2 million, or $6.29 per diluted share, for the year ended December 31, 2020.
Full year 2021 business highlights include:
•Executed a total of approximately 5.1 million square feet of leases in 2021 compared to 3.7 million square feet in 2020.
•Placed in-service five development projects and commenced development and redevelopment of seven projects, focused primarily on meeting the ongoing demand from tenants in the life sciences sector. In addition to the projects highlighted in the fourth quarter above, these projects include:
◦Completed and fully placed in-service One Five Nine East 53rd Street in New York City, a Class A office and retail redevelopment of the low-rise portion of 601 Lexington Avenue with approximately 220,000 net rentable square feet located in New York City. The property includes The Hugh, a culinary collective featuring 18 restaurants, including a wine bar and craft beer tap room, and enriched with a collection of art, murals, and greenery, and serves as Midtown East’s newest food destination.
◦Commenced development of 180 CityPoint, a 329,000 square foot lab project in Waltham, Massachusetts.
◦Commenced redevelopment of 880 Winter Street, a 224,000 square foot office property in Waltham, Massachusetts that will be converted into lab space. This project is 74% leased.
◦Commenced development of 751 Gateway, a 229,000 square foot lab project in South San Francisco, California. 751 Gateway is the first phase of a multi-phase life sciences campus development. The Company will own 49% of 751 Gateway and future development projects at Gateway Commons upon completion. This project is 100% leased.
◦Commenced redevelopment of the top floors of the Prudential Tower in Boston, Massachusetts into a 59,000 square foot, world-class observatory attraction. View Boston will be Boston’s only observatory and will feature a dramatic, 360-degree outdoor viewing deck, 11,000 square feet of outdoor space and two floors of exhibits and public spaces, marking a transformative addition to the City of Boston.
•Grew the Company’s life sciences portfolio through the following two acquisitions:
◦153 & 211 Second Avenue, two lab properties comprising approximately 137,000 square-feet in Waltham, Massachusetts, a highly desirable location for leading and emerging companies in the life sciences and biotechnology sector.

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◦Shady Grove Bio+Tech Campus, consisting of seven buildings totaling approximately 435,000 square feet in the Shady Grove area of Rockville, Maryland, a region that is home to more than 400 companies in the biotechnology and life sciences sector. The Company plans to convert the office buildings on the campus to lab to meet current and growing demand in the region from biotechnology companies for new, Class A lab space.
•As part of our broader Strategic Capital Program, established a co-investment program with Canada Pension Plan Investment Board (“CPP Investments”) and GIC for future acquisitions of select office properties in the United States. The partners have targeted an aggregate of $1.0 billion of equity to the program, with BXP and CPP Investments each allocating $250 million and GIC allocating $500 million. The partnership expects to employ leverage allowing for an initial investment capacity of approximately $2.0 billion. With these capital commitments, BXP expects to be able to accelerate the pace at which it can pursue acquisition opportunities and extend its investment capacity.
•Acquired Safeco Plaza, an approximately 800,000 square-foot Class A office building in Seattle, Washington. This acquisition marks BXP’s initial entry into the Seattle market, one of the most vibrant markets in the U.S. for companies in the technology, life sciences, manufacturing, and financial services sectors. Safeco Plaza is approximately 90% leased. The Company closed the acquisition on September 1, 2021, under a joint venture in which the Company has a 33.67% interest.
•Completed two green bond offerings totaling $1.7 billion, including $850 million of 2.55% unsecured senior notes due 2032 and $850 million of 2.45% unsecured senior notes due 2033.
•Earned a top ESG rating in the 2021 Global Real Estate Sustainability Benchmark (GRESB®) assessment. The Company earned its tenth consecutive “Green Star” recognition and the highest GRESB 5-star Rating, as well as an “A” disclosure score. The Company also achieved the highest scores in several categories, including Data Monitoring & Review, Targets, Policies, Reporting, and Leadership.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter and year ended December 31, 2021. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the first quarter and full year 2022 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space, and the earnings impact of the events referenced in this release and those referenced during the related conference call. Except as otherwise publicly disclosed, the estimates do not include any material (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) possible gains or losses from capital markets activity (including, without limitation, due to the early extinguishment of and/or refinancing of debt or resulting from hedging activity and derivatives), (3) possible future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in

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the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2022		Full Year 2022
	Low	High	Low	High
Projected EPS (diluted)	$0.67	$0.69	$3.00	$3.15
Add:
Projected Company share of real estate depreciation and amortization	1.05	1.05	4.30	4.30
Projected FFO per share (diluted)	$1.72	$1.74	$7.30	$7.45

Boston Properties will host a conference call on Wednesday, January 26, 2022 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2021 results, provide a business update and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 8157421. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 8157421. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ fourth quarter 2021 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in six markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires, and owns a diverse portfolio of primarily Class A office space. Including properties owned by unconsolidated joint ventures, the Company’s portfolio totals 52.8 million square feet and 201 properties, including nine properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

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This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions and restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the effect of any relaxation or reimplementation of restrictions, and the direct and indirect impact of such measures on the U.S. and international economy and economic activity generally, the demand for office space, and our and our tenants' businesses, financial condition, results of operation, cash flows and liquidity; the emergence and characteristics of new variants, the speed, effectiveness and distribution of vaccines(including effectiveness against variant strains), whether new or existing actions or measures continue to impact the ability of our residential tenants to generate sufficient income to pay, or make them unwilling to pay rent in a timely manner, in full or at all; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of government relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2021	December 31, 2020
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$22,298,103	$21,649,383
Construction in progress	894,172	868,773
Land held for future development	560,355	450,954
Right of use assets - finance leases	237,507	237,393
Right of use assets - operating leases	169,778	146,406
Less: accumulated depreciation	(5,883,961)	(5,534,102)
Total real estate	18,275,954	17,818,807
Cash and cash equivalents	452,692	1,668,742
Cash held in escrows	48,466	50,587
Investments in securities	43,632	39,457
Tenant and other receivables, net	60,513	77,411
Related party note receivable, net	78,336	77,552
Note receivables, net	9,641	18,729
Accrued rental income, net	1,226,745	1,122,502
Deferred charges, net	618,798	640,085
Prepaid expenses and other assets	57,811	33,840
Investments in unconsolidated joint ventures	1,482,997	1,310,478
Total assets	$22,355,585	$22,858,190
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,267,914	$2,909,081
Unsecured senior notes, net	9,483,695	9,639,287
Unsecured line of credit	145,000	—
Unsecured term loan, net	—	499,390
Lease liabilities - finance leases	244,421	236,492
Lease liabilities - operating leases	204,561	201,713
Accounts payable and accrued expenses	312,125	336,264
Dividends and distributions payable	169,859	171,082
Accrued interest payable	94,796	106,288
Other liabilities	390,418	412,084
Total liabilities	14,312,789	14,511,681

Commitments and contingencies	—	—
Redeemable deferred stock units	9,568	6,897
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at December 31, 2020	—	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,623,749 and 155,797,725 issued and 156,544,849 and 155,718,825 outstanding at December 31, 2021 and December 31, 2020, respectively	1,565	1,557
Additional paid-in capital	6,497,750	6,356,791
Dividends in excess of earnings	(625,911)	(509,653)
Treasury common stock at cost, 78,900 shares at December 31, 2021 and December 31, 2020	(2,722)	(2,722)
Accumulated other comprehensive loss	(36,662)	(49,890)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,834,020	5,996,083
Noncontrolling interests:
Common units of the Operating Partnership	642,655	616,596
Property partnerships	1,556,553	1,726,933
Total equity	8,033,228	8,339,612
Total liabilities and equity	$22,355,585	$22,858,190

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Revenue
Lease	$690,912	$639,357	$2,753,014	$2,646,261
Parking and other	23,087	15,903	81,814	70,680
Hotel revenue	6,227	464	13,609	7,478
Development and management services	7,516	6,356	27,697	29,641
Direct reimbursements of payroll and related costs from management services contracts	3,321	3,009	12,487	11,626
Total revenue	731,063	665,089	2,888,621	2,765,686
Expenses
Operating
Rental	256,778	256,194	1,021,151	1,017,208
Hotel	5,005	1,178	12,998	13,136
General and administrative	33,649	31,053	151,573	133,112
Payroll and related costs from management services contracts	3,321	3,009	12,487	11,626
Transaction costs	2,066	277	5,036	1,531
Depreciation and amortization	177,521	168,013	717,336	683,751
Total expenses	478,340	459,724	1,920,581	1,860,364
Other income (expense)
Loss from unconsolidated joint ventures	(825)	(79,700)	(2,570)	(85,110)
Gains on sales of real estate	115,556	5,259	123,660	618,982
Interest and other income (loss)	1,564	1,676	5,704	5,953
Gains (losses) from investments in securities	1,882	4,296	5,626	5,261
Losses from early extinguishment of debt	(44,284)	—	(45,182)	—
Interest expense	(103,331)	(111,991)	(423,346)	(431,717)
Net income	223,285	24,905	631,932	1,018,691
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,204)	(13,980)	(70,806)	(48,260)
Noncontrolling interest—common units of the Operating Partnership	(20,544)	(990)	(55,931)	(97,704)
Net income attributable to Boston Properties, Inc.	184,537	9,935	505,195	872,727
Preferred dividends	—	(2,625)	(2,560)	(10,500)
Preferred stock redemption charge	—	—	(6,412)	—
Net income attributable to Boston Properties, Inc. common shareholders	$184,537	$7,310	$496,223	$862,227
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.18	$0.05	$3.18	$5.54
Weighted average number of common shares outstanding	156,297	155,682	156,116	155,432
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.18	$0.05	$3.17	$5.54
Weighted average number of common and common equivalent shares outstanding	156,654	155,731	156,376	155,517

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$184,537	$7,310	$496,223	$862,227
Add:
Preferred stock redemption charge	—	—	6,412	—
Preferred dividends	—	2,625	2,560	10,500
Noncontrolling interest - common units of the Operating Partnership	20,544	990	55,931	97,704
Noncontrolling interests in property partnerships	18,204	13,980	70,806	48,260
Net income	223,285	24,905	631,932	1,018,691
Add:
Depreciation and amortization expense	177,521	168,013	717,336	683,751
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,482)	(15,910)	(67,825)	(71,850)
Company’s share of depreciation and amortization from unconsolidated joint ventures	20,401	21,168	71,966	80,925
Corporate-related depreciation and amortization	(426)	(441)	(1,753)	(1,840)
Impairment loss on investment in unconsolidated joint venture	—	60,524	—	60,524
Less:
Gains on sale of investment included within loss from unconsolidated joint ventures	—	12	10,257	5,958
Gains on sales of real estate	115,556	5,259	123,660	618,982
Noncontrolling interests in property partnerships	18,204	13,980	70,806	48,260
Preferred dividends	—	2,625	2,560	10,500
Preferred stock redemption charge	—	—	6,412	—
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	269,539	236,383	1,137,961	1,086,501
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	26,576	23,275	111,975	108,310
Funds from operations attributable to Boston Properties, Inc. common shareholders	$242,963	$213,108	$1,025,986	$978,191
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.14%	90.15%	90.16%	90.03%
Weighted average shares outstanding - basic	156,297	155,682	156,116	155,432
FFO per share basic	$1.55	$1.37	$6.57	$6.29
Weighted average shares outstanding - diluted	156,654	155,731	156,376	155,517
FFO per share diluted	$1.55	$1.37	$6.56	$6.29

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2021	December 31, 2020
Boston	91.4%	94.8%
Los Angeles	88.8%	93.5%
New York	87.6%	87.4%
San Francisco	87.3%	91.0%
Seattle [1]	90.9%	N/A
Washington, DC	87.2%	84.4%
Total Portfolio	88.8%	90.1%
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1The Company entered the Seattle market on September 1, 2021. Therefore, there is no occupancy information provided for December 31, 2020.

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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